AMENDED EMPLOYMENT AND STOCK GRANT AGREEMENT


     AMENDED EMPLOYMENT AND STOCK GRANT AGREEMENT (the "Amended Agreement") dated as of April 8, 1999, between OREGON BAKING COMPANY, DBA MARSEE BAKING, an Oregon corporation (the "Company"), and JOANN VAZQUEZ ("Employee").

                                    Recitals
                                    --------

     A. Employee is an employee of the Company. Immediately prior to the execution of Amended Agreement, the terms of such employment relationship were governed by an Employment and Stock Grant Agreement dated August 15, 1993, between the Company and Employee (the "Prior Agreement").

     B. The Company intends to conduct a public offering (the "Public Offering") of its securities pursuant to a registration statement, which offering is anticipated to close in mid-1999, but no later than December 31, 1999 (the "Effective Date")

     C. The Company and Employee wish to amend the Prior Agreement as provided herein and supersede and replace the Prior Agreement with this Amended Agreement.

                                    Agreement
                                    ---------

     In consideration of the foregoing recitals and the mutual promises and conditions contained herein, the parties agree as follows:

     1. PRIOR AGREEMENT. Upon the Effective Date, the Prior Agreement shall be superseded by and replaced with this Amended Agreement. The Prior Agreement shall have no further force or effect whatsoever following the Effective Date.

     2. EMPLOYMENT. Subject to the terms and conditions contained herein, the Company hereby employs Employee, and Employee hereby accepts such employment. Employee shall occupy the position of Vice President of Product Development. Employee shall devote her best efforts and attention to the performance of her duties in such capacity. Employee shall not engage in any other business activity during the term of her employment hereunder that would interfere with her duties under this Amended Agreement or would constitute a breach of any provision of this Amended Agreement.

     3. DUTIES. As Vice President of Product Development for the Company, Employee shall be responsible for managing all aspects of the production operations of the Company's business, including but not limited to the following, and shall perform such other duties for the Company as may be established from time to time by the Company that are consistent with Employee's


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position: (A) engage in product development and training of key personnel; (B)
develop recipe protection, recipe costing and merchandising concepts for new products; (C) produce training manuals and documentation for presentation of products and product concepts for both retail and production facilities; (D) plan sourcing of new food products, packaging, co-packers and the like for retail and production operation; and (E) manage quality control, conduct quality checks, and troubleshoot quality problems. Employee's objective will be to manage an efficient, high-quality and profitable baking operation for the Company. Employee will initially work at the Company's retail facility located at 2277 NW Quimby Street, Portland, Oregon. As the Company's business operations expand to other locations, the Company and Employee will discuss Employee's commitments at such new locations.

     4. COMPENSATION.

          4.1 ANNUAL SALARY. For all services rendered by Employee under this Amended Agreement, the Company shall pay Employee a salary (the "Annual Salary") at a mutually agreed upon rate. The Annual Salary shall be payable in regular periodic payments in accordance with the Company's standard payroll policy less any federal and state withholding or other employment taxes.

          4.2 BONUS. In addition to the Annual Salary under Section 4.1, the Employee may receive additional compensation as may be paid from time to time by the Company at its sole discretion.

          4.3 ANNUAL PERFORMANCE REVIEW. During each month of December during the term of this Amended Agreement, the Company's Board of Directors and Employee shall in good faith review the performance by, and the compensation to, Employee for the calendar year then ending and the proposed performance by, and compensation to, Employee for the then forthcoming calendar year. Any future agreements between the Company and Employee regarding salary and bonus under this Amended Agreement shall be subject to approval by the Company's Board of Directors.

          4.4 VACATION; SICK LEAVE. During the term of this Amended Agreement, Employee will be entitled to standard paid vacation and paid sick leave in each calendar year in accordance with the Company's policy in effect at such time.

     5. TERM AND TERMINATION.

          5.1 TERM. Subject to Section 9, the term of employment of Employee under this Amended Agreement shall commence as of the Effective Date and shall terminate on December 31, 1999 unless sooner terminated under Section 5.2 below. After the initial term of Employee's employment, such employment shall be extended for successive one-year periods upon approval of the Company's Board of Directors, unless sooner terminated under Section 5.2 below.


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          5.2 TERMINATION. Each party shall have the right to terminate this
Amended Agreement and Employee's employment hereunder upon at least thirty (30) days' prior written notice to the other party. Notwithstanding the first sentence of this Section 5.2, the Company shall have the right to terminate this Amended Agreement and Employee's employment hereunder immediately in the event
(i) Employee is convicted of (from which no appeal may be, or is timely, taken), or pleads guilty to, (A) any crime involving the Company or its business, or (B) any act of fraud, misappropriation or embezzlement, or any felony; (ii) Employee engages in an act or series of acts of willful misconduct which has or have a material adverse impact upon the business or financial condition of the Company; or (iii) Employee breaches or fails to perform any provision of this Amended Agreement. In addition, this Amended Agreement and Employee's employment hereunder shall terminate immediately if (x) Employee dies; or (y) Employee is permanently disabled (as defined in Section 22(e) of the Internal Revenue Code of 1986, as amended (the "Code")).

          5.3 SURVIVAL. Upon termination of this Amended Agreement under Section 5.2, all rights and obligations under this Amended Agreement shall cease except
(i) the rights and obligations under Section 4.1 of this Amended Agreement to the extent Employee has not been compensated for services performed prior to termination (the amount to be pro rated for the portion of the pay period prior to termination), and (ii) the rights and obligations imposed upon Employee under Sections 6, 7, and 8 which shall remain operative and in full force and effect after the termination of this Amended Agreement. A termination of this Amended Agreement shall constitute a termination of Employee's employment with the Company for all purposes of this Amended Agreement.

          5.4 REPLACEMENT. In the event either party elects to terminate this Amended Agreement under Section 5.2, Employee shall, at the request of the Company, during the 30-day notice period specified in Section 5.2, diligently and in good faith assist the Company in locating and training a suitable replacement for Employee.

     6. RESTRICTIVE COVENANTS.

          6.1 DEFINITIONS. For purposes of Amended Agreement:

               6.1.1 "Area" means the State of Oregon and the State of Washington.

               6.1.2 "Competing Business" means any Entity that is engaged at any location or locations within the Area in the retail and/or wholesale baking business; provided that, a restaurant or hotel that operates a baking business incidental to its primary restaurant or hotel business shall not be considered a Competing Business.

               6.1.3 "Entity" means any individual, corporation, partnership, firm, joint venture, joint enterprise, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other similar entity.

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               6.1.4 "Employee Group" means (A) Employee, (B) any and all
Entities that are now or hereafter, directly or indirectly through one or more intermediaries, controlled by, in control of, or under common control with Employee, (C) the officers, directors, executives, employees, attorneys, accountants and other agents or representatives (in whatsoever capacity) of Employee, or any of the Entities identified in the previous clause (B). For purposes of Amended Agreement, each of the foregoing is a "member of the Employee Group."

               6.1.5 "Management" means the members of the Company's present management (namely, Raymond Lindstrom, Stephen Aanderud and Howard Wasserteil).

               6.1.6 The term "Marsee Group" means (A) the Company, (B) any and all Entities that are now or hereafter, directly or indirectly through one or more intermediaries, controlled by, in control of, or under common control with the Company, and (C) the officers, directors, executives, employees, attorneys, accountants and other agents or representatives (in whatsoever capacity) of the Company or any of the Entities identified in the previous clause (B). For purposes of Amended Agreement, each of the foregoing is a "member of the Marsee Group."

               6.1.7 "Proprietary Information" means all items of confidential information or trade secrets regarding the baking business conducted by the Company. Without limiting the generality of the foregoing, Proprietary Information includes the following:

               (A) Customer lists, price lists, and other confidential information relating to the marketing and distribution of the Company's baking goods and merchandise;

               (B) Recipes and information relating to formulations, processes, technology, and know-how used or held for use in the Company's baking business;

               (C) Programs, plans and projections relating to present or future development, expansion, promotion, marketing and distribution of any products or services in the baking business conducted by the Company; and

               (D) All notes, memoranda, correspondence, processes, systems, and documents, and all computer programs, databases and software relating to any of the foregoing.

               "Proprietary Information" does not include:

               (X) Information which is now or later becomes generally available to the public (or to the segment thereof that is engaged in the food manufacturing or distribution businesses) through no fault of any member of the Employee Group, as long as the disclosure of such information, if any, by a member of the Employee Group takes place after the information has become generally available to the public (or to the segment thereof that is engaged in the food manufacturing or distribution businesses);


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               (Y) Information which is publicly disclosed pursuant to the requirement of a government agency or is disclosed as required by law or judicial process, after proper notice to the Company; and

               (Z) Those recipes owned by Employee prior to the commencement of her employment with the Company (the "Prior Recipes"), as further described in
Section 7 below.

          6.2 COVENANTS. Subject to Section 6.3:

               6.2.1 NONCOMPETITION. Employee will not, directly or indirectly, engage in any Competing Business on Employee's own behalf, or provide product development, marketing, managerial, supervisory or consulting services or assistance to, or lend money to or purchase any debt instrument of, or own any equity interest in any Competing Business. Employee will not make any statement or do any act which causes any existing or potential customer of the Company to curtail or terminate its purchase of products offered by the Company, or which will in any way divert, diminish or prejudice the business or goodwill of Company.

               6.2.2 NONSOLICITATION. Employee will not solicit, divert or hire away (or attempt to solicit, divert or hire away) to or for Employee or any Entity, any employee of the Company, whether or not such employee is a full-time or temporary employee, whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will.

               6.2.3 NONDISCLOSURE OF PROPRIETARY INFORMATION. Employee will not, without the prior written consent of the Company, cause or permit any member of the Employee Group to disclose, divulge, communicate or otherwise make known, directly or indirectly, to any person not a member of the Marsee Group any Proprietary Information.

               6.2.4 NONUSE OF PROPRIETARY INFORMATION. Employee will not, without the prior written consent of the Company, cause or permit any member of the Employee Group to make any use of the Proprietary Information for the benefit of Employee or any Entity.

               6.2.5 APPLICATION. Each of the covenants of Employee in this
Section 6.2 shall be applicable to all actions and statements of Employee, whether made or taken directly or indirectly, in an individual capacity or as an officer, director, partner, executive, employee, manager, consultant, independent contractor, agent, representative or otherwise of any Entity, alone or in conjunction with any Entity, or in any other manner whatsoever.

          6.3 TERM AND APPLICATION OF NONCOMPETITION AND NONSOLICITATION COVENANTS.

               6.3.1 GENERAL. Each of the covenants of Employee in Sections
6.2.1 and 6.2.2 (collectively, the "Noncompetition/Nonsolicitation Covenants") shall commence on the date hereof and shall expire two (2) years after the termination of Employee's employment with the Company if the employment is

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terminated voluntarily by Employee or if the employment is terminated by the
Company for "cause" (as defined below). For purposes of this Section 6.3.1 and
Section 6.3.2, termination of Employee's employment by the Company shall be deemed a termination for "cause" if the termination is for one or more of the following reasons: (i) Employee is convicted of (form which no appeal may be, or is timely, taken), or pleads guilty to, (A) any crime involving the Company or its business, or (B) any act of fraud, embezzlement, or any felony; (ii) Employee engages in an act or series of acts of willful misconduct which has or have a material adverse impact upon the business or financial condition of the Company; (iii) Employee breaches or fails to perform any provision of Amended Agreement; or (iv) a good faith determination by a majority of the Board of Directors of the Company that Employee has unsatisfactorily performed her duties as an officer of the Company.

               6.3.2 VOID. Each of the Noncompetition/Nonsolicitation Covenants shall become null and void upon the occurrence of any of the following events:

               (A) The Employee's employment is terminated by the Company without "cause."

               (B) Prior to the termination of Employee's employment (whether the termination is by the Employee voluntarily or by the Company with or without cause), the Company and/or the Management sell or dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger, reorganization or liquidation.

          6.4 TERM AND APPLICATION OF NONDISCLOSURE AND NONUSE COVENANTS. Each of the covenants of Employee in Section 6.2.3 and 6.2.4 shall commence on the date hereof and shall continue as long as the Proprietary Information remains confidential to the Company and does not become information of the type described in clauses (X) and (Y) of Section 6.1.6.

     7. PRIOR RECIPES; DEVELOPMENTS; TANGIBLE PROPERTY; COOKBOOK.

          7.1 PRIOR RECIPES. The Company and Employee agree that each of them shall keep a true and accurate copy of the Prior Recipes in a secure location for purposes of identifying the Prior Recipes. The Company acknowledges that Employee is the owner of such Prior Recipes. Employee hereby grants to the Company an exclusive, irrevocable, perpetual and royalty-free license to use the Prior Recipes; PROVIDED, HOWEVER, that as the owner of the Prior Recipes, Employee shall have the right to use the Prior Recipes after the termination of her employment with the Company provided that such use does not violate any other provision of Amended Agreement.

          7.2 DEVELOPMENTS. If at any time or times during the term of Employee's employment hereunder, Employee (either alone or with others) makes, conceives, discovers, authors, creates, enhances, compiles or reduces to practice any recipe, formulation, process, technology, invention, technique, know-how, secret, work of authorship as that term is interpreted in the U.S. Copyright Act, as amended, or any idea protectable by any intellectual property


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rights whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (each hereinafter referred to as a "Development") that (a) relates to the baking business of the Company or any customer of or a supplier to the Company or any of the baking products being developed or sold by the Company or which may be used in relation therewith, (b) results from tasks assigned to Employee by the Company or (c) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, each such Development and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns. Employee will promptly disclose to the Company (or any persons designated by it) each such Development and hereby assigns to the Company and its assigns without further compensation any right, title and interest Employee may have or acquire in each such Development and all benefits and/or rights resulting therefrom and Employee will communicate to the Company, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models). Employee agrees to execute any instruments and to do all other things reasonably requested by the Company (both during and after the termination of Amended Agreement) in order to vest more fully in the Company all ownership rights in those items hereby transferred from Employee to the Company.

          7.3 TANGIBLE PROPERTY. All documents (including without limitation, recipes), records, drawings and other tangible property furnished to Employee by the Company or produced by her or others in connection with her employment shall be and remain the sole property of the Company and shall be delivered to the Company immediately when requested by the Company or upon the termination of the Employee's employment with the Company. Employee will not take with her any such property or any reproduction of such property upon such termination.

     8. MISCELLANEOUS.

          8.1 OREGON LAW. This Agreement and all amendments, modifications, authorizations or supplements hereto, and the rights of the parties hereunder shall be construed under and governed by the laws of the State of Oregon.

          8.2 ASSIGNS. The rights and obligations of the parties under Amended Agreement shall inure to the benefit of and shall be binding upon their respective heirs, successors and assigns. Employee's rights and obligations, or any particular right or obligation, under Amended Agreement constitute a personal employment contract that may not be sold, assigned, transferred or pledged as collateral by Employee.

          8.3 WAIVER. The waiver by either party hereto of a breach of any of the provisions of Amended Agreement by the other party hereto shall not be construed to be a waiver of any subsequent breach of the other party hereto.

          8.4 ENTIRE AGREEMENT. Subject to Section 9, this Agreement constitutes and expresses the whole agreement of the parties and supersedes all prior agreements (including the Prior Agreement), understandings (oral or written) and memoranda with respect to the subject matter hereof. No amendment, modification,

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waiver or attempted waiver of Amended Agreement or any part hereof shall be valid or binding unless made in writing and signed by the party to be bound.

          8.5 NOTICES. Any notice or other communication required or permitted to be given pursuant to Amended Agreement shall be sufficiently given when delivered by hand, by overnight courier or by certified mail, return receipt requested, postage prepaid:

                  To Employee:                      Joann Vazquez
                                                    7340 SE Mallard Court
                                                    Portland, Oregon 97223

                           With a copy to:          Thomas K. Coan, Esq.
                                                    715 S.W. Morrison St.
                                                    Portland, Oregon  97205

                  To the Company:                   Oregon Baking Company
                                                    dba Marsee Baking
                                                    2287 NW Pettygrove
                                                    Portland, Oregon  97210

                           With a copy to:          Brendan R. McDonnell, Esq.
                                                    Tonkon Torp LLP
                                                    1600 Pioneer Tower
                                                    888 SW Fifth Avenue
                                                    Portland, Oregon  97204

or at such other address as the parties hereto shall have last designated by notice to the other party. Any notice given by personal delivery, overnight courier or certified mail, return receipt requested, shall be deemed to have been delivered on the date of receipt of such delivery at the address set forth above (or at such other address designated pursuant hereto).

          8.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.7 SEVERABILITY. If any clause or any other portion of Amended Agreement is determined to be void or unenforceable for any reason, such determination shall not effect the validity or enforceability of any other clause or portion of Amended Agreement, all of which shall remain in full force and effect.

          8.8 ATTORNEYS' FEES. If suit or action is filed by any party to enforce the provisions of Amended Agreement, or otherwise with respect to the subject matter of Amended Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, as fixed by the trial court, and if any


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appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed by the appellate court.

          8.9 REMEDIES. Employee acknowledges that the Company will suffer immediate and irreparable injury in the event of a breach by Employee of any covenant contained in Amended Agreement. Accordingly, in the event of a breach or threatened breach by Employee of any provision of Amended Agreement, the Company shall be entitled to an injunction restraining Employee from committing such breach or threatened breach. Such remedy shall be in addition to any other remedies to which the Company may be entitled at law or in equity.

     9. CONDITION. Notwithstanding any of the foregoing provisions, in the event the Company fails to close the Public Offering before December 31, 1999, this Amended Agreement shall be null and void and of no effect whatsoever.

         The parties hereto have caused Amended Agreement to be executed as of the date first above written.

COMPANY:                            OREGON BAKING COMPANY
                                    (DBA MARSEE BAKING),
                                    AN OREGON CORPORATION


                                    By: /s/ Raymond W. Lindstrom
                                        ----------------------------------------
                                           Raymond W. Lindstrom
                                           President and Chief Executive Officer

                                        /s/ Joann Vazquez
EMPLOYEE:                               ----------------------------------------
                                           Joann Vazquez


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